UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 4, 2008
ALION SCIENCE AND TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

10 West 35th Street	1750 Tysons Boulevard
Chicago, IL 60616	Suite 1300
(312) 567-4000	McLean, VA 22102
(703) 918-4480

(Address, including Zip Code and Telephone Number, including
Area Code, of Principal Executive Offices)
      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
The information in this report set forth under Item 7.01 is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
Alion Science and Technology Corporation (Alion or the Company) intends to disclose on September 5, 2008, the following non-public information to holders of its currently outstanding 10 1/4 % senior unsecured notes.
Consolidated EBITDA for the three month period ended June 30, 2008 was approximately $15.3 million, and Consolidated EBITDA for the three month period ended June 30, 2007 was approximately $15.1 million. Consolidated EBITDA is defined in the Credit Agreement dated as of August 2, 2004 among the Company, certain of the Company’s subsidiaries, Credit Suisse First Boston (now known as Credit Suisse) and certain other parties. The calculation and reconciliation to the most comparable financial measure calculated and presented in accordance with GAAP is included in the table below.
Alion Science and Technology Corporation
Non-GAAP Measures — EBITDA and Consolidated EBITDA
Calculations
For the Quarters Ended June 30, 2008 and 2007
(Dollars in thousands)
(Unaudited)

	Quarter Ended June 30,
	2008	2007
Calculation of EBITDA (1)
Net income (loss)	(7,893)	(13,827)
Plus: Interest expense	12,331	14,290
Plus: Loss on retirement of debt	0	0
Plus: Income tax expense (benefit)	14	1
Plus: Depreciation and amortization expense	5,313	4,955

EBITDA	9,765	5,419

Calculation of Consolidated EBITDA (2)
EBITDA	9,765	5,419
Plus: Non-cash expenses with respect to the stock appreciation rights and phantom stock plans (Stock-based compensation less cash settlements)	1,364	3,413
Plus: Non-cash contributions to the ESOP (including Company 401-K match)	2,638	2,635
Plus: Loss on extinguishment of debt	—	—
Plus: Any nonrecurring charges and adjustments by third-party valuation firm that prepares valuation reports in connection with the ESOP	2,175	3,668
Minus: To the extent included in net income (or net loss), any extraordinary gains and all non-cash charges added to net income	(657)	—
Plus: Pro forma adjustments permitted by certain covenants in the Term B Senior Credit Facility	—	—

Consolidated EBITDA	15,285	15,135

1)	The Company believes that the presentation of EBITDA enhances an investor’s understanding of its financial performance. The Company believes that EBITDA is a useful financial metric to assess its operating performance from period to period by excluding certain items, such as the effect of amortization of the substantial amount of intangible assets on its balance sheet, that the Company believes are not representative of its core business. The Company’s use of the term EBITDA may vary from others in its industry. The term EBITDA is not a measure under U.S. GAAP and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP and is subject to important limitations on its usefulness as an analytical tool.

2)	The Company believes that the presentation of Consolidated EBITDA enhances an investor’s understanding of its financial performance. The Company believes that Consolidated EBITDA is a useful financial metric to assess its operating performance from period to period by excluding certain items, such as certain non-cash items that have no effect on its cash available for operations and certain non-recurring items, that the Company believes are not representative of its core business. The Company’s use of the term Consolidated EBITDA may vary from others in its industry. The term Consolidated EBITDA is not defined under U.S. GAAP and Consolidated EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP and is subject to important limitations on its usefulness as an analytical tool. A reconciliation of EBITDA, which is reconciled to the most directly comparable U.S. GAAP measure, which is net loss, has been provided above.

Consolidated EBITDA for the twelve month period ended June 30, 2008 was approximately $71.7 million. Year-to-date adjustments to Consolidated EBITDA were primarily the result of non-recurring integration costs from the Anteon acquisition and one-time costs associated with investments in technology and infrastructure upgrades. The calculation and reconciliation to the most comparable financial measure calculated and presented in accordance with GAAP is included in the table below.
Alion Science and Technology Corporation
Non-GAAP Measures – EBITDA and Adjusted EBITDA
Calculations
For the Twelve Months Ended June 30, 2008
(Dollars in thousands)
(Unaudited)

Year Ended
June 30, 2008
Calculation of EBITDA (1)
Net loss	$(25,541)
Plus: Interest expense	47,325
Plus: Loss on retirement of debt	—
Plus: Income tax expense	26
Plus: Depreciation and amortization expense	21,203

EBITDA	$43,013

Calculation of Consolidated EBITDA (2)
EBITDA	43,013
Plus: Non-cash expenses with respect to the stock appreciation rights and phantom stock plans (Stock-based compensation less cash settlements)	4,167
Plus: Non-cash contributions to the ESOP (including Company 401-K match)	9,813
Plus: Loss on extinguishment of debt	—
Plus: Any nonrecurring charges and adjustments by third-party valuation firm that prepares valuation reports in connection with the ESOP	17,729
Minus: To the extent included in net income (or net loss), any extraordinary gains and all non-cash charges added to net income	(3,044)
Plus: Pro forma adjustments permitted by certain covenants in the Term B Senior Credit Facility	—

Consolidated EBITDA	$71,678

1)	The Company believes that the presentation of EBITDA enhances an investor’s understanding of its financial performance. The Company believes that EBITDA is a useful financial metric to assess its operating performance from period to period by excluding certain items, such as the effect of amortization of the substantial amount of intangible assets on its balance sheet, that the Company believes are not representative of its core business. The Company’s use of the term EBITDA may vary from others in its industry. The term EBITDA is not a measure under U.S. GAAP and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP and is subject to important limitations on its usefulness as an analytical tool.

2)	The Company believes that the presentation of Consolidated EBITDA enhances an investor’s understanding of its financial performance. The Company believes that Consolidated EBITDA is a useful financial metric to assess its operating performance from period to period by excluding certain items, such as certain non-cash items that have no effect on its cash available for operations and certain non-recurring items, that the Company believes are not representative of its core business. The Company’s use of the term Consolidated EBITDA may vary from others in its industry. The term Consolidated EBITDA is not defined under U.S. GAAP and Consolidated EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP and is subject to important limitations on its usefulness as an analytical tool. A reconciliation of EBITDA, which is reconciled to the most directly comparable U.S. GAAP measure, which is net loss, has been provided above.

While revenue for the nine month period ended June 30, 2008 was flat relative to revenue for the nine month period ended June 30, 2007, the Company continues to enjoy growth in its naval architecture, marine engineering, intelligence and human factors businesses. Recent growth in those businesses was offset by decreases due to softness in revenue from the Company’s defense operations, modeling and simulation and commercial IT businesses.
The Company’s operating margin for the three month period ended June 30, 2008 increased relative to operating margin for the three month period ended June 30, 2007 primarily because the Company reduced overhead and other operating costs while contract fees remained relatively stable.
The Company’s contract fees as a percentage of contract costs were approximately 8% for the nine month period ended June 30, 2008.
The Company collected approximately $215 million in cash from outstanding accounts receivable during the three month period ended June 30, 2008.
The Company collected approximately $146 million in cash from outstanding accounts receivable during the period beginning July 1, 2008 and ended September 2, 2008.
The Company currently estimates that it will collect approximately $225 million in cash from outstanding accounts receivable during the three month period ended September 30, 2008.
The Company’s days sales outstanding as of June 30, 2008 was approximately 103 days.
The Company’s days sales outstanding as of July 31, 2008 was approximately 100 days.
As of June 30, 2008, the Company had $4.5 billion of total contract backlog, of which $335 million was funded.
As of September 2, 2008, the Company has submitted approximately $1 billion of contract proposals with respect to which it is awaiting decisions.
As of September 2, 2008, the Company has approximately $234 million of contract proposals in process.
As of September 2, 2008, the Company currently estimates that it will submit approximately $3.2 billion of contract proposals during the next fiscal year.
The Company’s financial statements for its fiscal year scheduled to end September 30, 2008 are not yet completed, and as such have not been reviewed or audited by its independent public accountants. The foregoing estimates and approximations constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended, and are based on the Company’s preliminary internal estimates of performance for its fiscal year scheduled to end September 30, 2008. These estimates and approximations may be subject to adjustments in connection with the Company’s routine period-end, quarter-end and year-end closing procedures. Accordingly, investors are cautioned not to place undue reliance on the foregoing estimates and approximations.
Item 8.01 Other Events
Alion will host a conference call on September 5, 2008 at 2:30 p.m. ET / 11:30 a.m. PT to discuss financial results for the third quarter of Alion’s fiscal year 2008. Participants may join the conference call by dialing (866) 206-7204 (toll-free) ten minutes prior to the start of the conference. International callers may dial (703) 639-1114. The conference ID number is 1281358.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 4, 2008

ALION SCIENCE AND TECHNOLOGY CORPORATION
By:	/s/ Michael J. Alber
	Name:	Michael J. Alber
	Title:	Senior Vice President and Acting Chief Financial Officer

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